EXHIBIT 22

               LIST OF SUBSIDIARIES OF CULP, INC.

               GUILFORD PRINTERS, INC.
               INCORPORATED IN NORTH CAROLINA

               CULP INTERNATIONAL, INC.
               INCORPORATED IN VIRGIN ISLANDS

               3096726 CANADA INC.
               INCORPORATED UNDER LAWS OF CANADA

               RAYONESE TEXTILE INC.
               INCORPORATED UNDER LAWS OF CANADA